UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 16, 2019

TEXAS MINERAL RESOURCES CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53482	87-0294969
(Commission File Number)	(IRS Employer Identification No.)

539 El Paso St.
Sierra Blanca, TX 79851
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TMRC	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 16, 2019, Texas Mineral Resources Corp. (the “Company”) issued a press release announcing the commencement of a Colorado rare earth and critical mining pilot process development facility, as well as containing certain financial information from the NI 43-101 August 2019 preliminary economic assessment (“PEA”). A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing. This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Use of Non-GAAP Financial Measures; Forward-looking statements

This Current Report on Form 8-K and the press release containing PEA highlights may contain forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements relate to anticipated or expected events, activities, trends or results from operations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. The forward-looking statements contained in the press release including PEA highlights speak only as of the date of the material, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to the PEA highlights. Certain factors may cause results to differ materially from those anticipated by some of the statements made in the PEA highlights. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from our website or the SEC’s website at http://www.sec.gov/.

Cautionary Note to Investors

The SEC limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The press release attached hereto uses certain terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument NI 43-101 (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects. This press release uses the terms “resource,” “measured and indicated mineral resource,” and “inferred mineral resource.” We advise U.S. investors that while these terms are defined in accordance with NI 43-101 such terms are not recognized under the SEC’s Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources in these categories have a great amount of uncertainty as to their economic and legal feasibility. “Inferred resources” have a great amount of uncertainty as to their existence and, under Canadian regulations, cannot form the basis of a pre-feasibility or feasibility study, except in limited circumstances. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. The PEA is not a definitive feasibility study and our Round Top project currently does not contain any known proven or probable ore reserves under SEC Industry Guide 7 reporting standards. The results of the PEA disclosed in this press release are preliminary in nature and include inferred mineral resources that are considered speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the results of the PEA will be realized. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves. The estimates of recoverable resources and related information contained in the PEA are not believed by the Company to comply with the SEC Mining Industry Disclosures.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

DATE: December 19, 2019	By:	/s/ Dan Gorski
Dan Gorski CEO